SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Private Media Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

                             , 2009

Dear Fellow Shareholder:

You are cordially invited to attend Private Media Group, Inc.’s Annual Meeting of Shareholders to be held on Wednesday, December 16, 2009, at 10:00 a.m., at Calle de la Marina 16-18, 08005 Barcelona, Spain.

The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders’ receipt of proxy materials, while also lowering the costs and reducing the environmental impact of our annual meeting. On or about [November 4, 2009], we will mail to our shareholders a Notice containing instructions on how to access our 2009 Proxy Statement and Annual Report and vote online. The Notice contains instructions on how you can receive a paper copy of the Proxy Statement and Annual Report.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may vote by signing, dating and mailing the proxy card in the envelope provided. Instructions regarding these three methods of voting are contained in the enclosed materials.

We hope to see you at the meeting.

Cordially,

Berth H. Milton
Chairman of the Board

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on

December 16, 2009

Private Media Group, Inc.’s Proxy Statement and our Annual Report for the year ended December 31, 2008,

are available at www.

PRIVATE MEDIA GROUP, INC.

3230 Flamingo Road, Suite 156

Las Vegas, Nevada 89121 USA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD WEDNESDAY, DECEMBER 16, 2009

To the Shareholders of PRIVATE MEDIA GROUP, INC.:

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders of Private Media Group, Inc. will be held on Wednesday, December 16, 2009, at 10:00 a.m., at Calle de la Marina 16-18, 08005 Barcelona, Spain, for the following purposes:

1.	To elect six (6) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

2.	To approve the issuance of shares of common stock in connection with the acquisition of the GameLink companies;

3.	To approve an amendment of our restated articles of incorporation to effect a reverse stock split at a ratio of between 1 for 2 and 1 for 50 at any time prior to December 31, 2010;

4.	To approve the Company’s 2009 Equity Incentive Plan;

5.	To ratify the appointment of BDO Audiberia as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

6.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only shareholders of record at the close of business on October 19, 2009, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A list of the shareholders entitled to vote at the annual meeting will be available for examination by any shareholder for any purpose reasonably related to the annual meeting during ordinary business hours in the office of the Secretary of the Company during the ten days prior to the Annual Meeting.

By Order of the Board of Directors

Johan Gillborg
, 2009	Corporate Secretary

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. The giving of your Proxy will not affect your right to vote in person should you later decide to attend the meeting.

Page No.
Voting Procedures	1
Proposal No. 1 – Election of Six Nominees for Director	5
Security Ownership of Certain Beneficial Owners and Management	9
Management	11
Executive Compensation	12
Director Compensation	17
Compensation Committee Report	18
Certain Relationships and Related Transactions	18
Code of Ethics	20
Section 16(a) Beneficial Ownership Reporting Compliance	20
Performance Measurement Comparison of Shareholder Returns	21
Proposal No. 2 – Approval of the Issuance of Shares of Common Stock in Connection with the Acquisition of the GameLink Companies	22
Proposal No. 3 – Approval of the Amendment of Our Restated Articles of Incorporation to Effect a Reverse Stock Split of Our Common Stock at a Ratio of Between 1 for 2 and 1 for 50 at any Time Prior to December 31, 2010	25
Proposal No. 4 – Approval of 2009 Equity Incentive Plan	32
Proposal No. 5 – Ratify the Appointment of BDO Audiberia as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2009	37
Audit Committee Report	38
Miscellaneous	38
Appendix “A” – Certificate of Amendment to Articles of Incorporation	40
Appendix “B” – 2009 Equity Incentive Plan	41

PRIVATE MEDIA GROUP, INC.

3230 Flamingo Road, Suite 156

Las Vegas, Nevada 89121 USA

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Private Media Group, Inc. for the 2009 Annual Meeting of Shareholders to be held on December 16, 2009 (the “Annual Meeting”) and any postponements or adjournments thereof.

When we use the “Company,” “Private,” “we” or “us” we are referring to Private Media Group, Inc.

In accordance with the “e-proxy” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, we will send a Notice of Internet Availability of Proxy Materials on or about [November 4, 2009] and provide access to our proxy materials (consisting of this Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2008 and a form of proxy) over the Internet, to each shareholder entitled to vote at the Annual Meeting.

This Proxy Statement along with our Annual Report on Form 10-K for the year ended December 31, 2008 is available at www.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Most shareholders have a choice of voting over the Internet, by telephone, by mail using a proxy card, or in person at the Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the Internet, by telephone, or in person at the Annual Meeting, you do not need to return your proxy card.

Who can vote?

Each share of our common stock that you owned as of the close of business on October 19, 2009, the record date, entitles you to one vote on each matter to be voted upon at the Annual Meeting. On the record date, there were [62,114,803] shares of the Company’s common stock issued, outstanding, and entitled to vote.

Why did I receive a one page notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we have elected to provide shareholders access to our proxy materials over the Internet. Accordingly, on or about November 4, 2009, we are sending a Notice of Internet Availability of Proxy Materials a (“Notice”) to all of our shareholders as of the record date. The Notice includes instructions on how to access our proxy materials over the Internet, how to vote and how to request a printed copy of these materials. Proxy materials will be made available on the Internet on or about [November 4, 2009.]

How do I vote?

If your shares are registered directly in your name, you may vote:

•	Over the Internet. Go to the website of our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), at http://www.proxyvote.com and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the Internet, your vote must be received by 11:59 p.m. Eastern Time on December 15, 2009.

•

By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you vote over the telephone, your vote must be received by 11:59 p.m. Eastern Time on December 15, 2009.

•

By mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Private Media Group, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY, 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•

In person at the 2009 Annual Meeting. If you attend the 2009 Annual Meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a broker or other nominee), you may provide voting instructions:

•	Over the Internet. You will receive instructions from your broker or other nominee if you are permitted to provide voting instructions over the Internet.

•	By telephone. You will receive instructions from your broker or other nominee if you are permitted to provide voting instructions over the telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to provide voting instructions.

•

In person at the 2009 Annual Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the 2009 Annual Meeting. A broker’s proxy is not the form of proxy enclosed with this Proxy Statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, InterWest Transfer Co., you are considered the “shareholder of record.” The Notice was sent directly to you by Broadridge on behalf of Private.

If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting over the Internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the Annual Meeting. To do this, you must do one of the following:

•	Vote over the Internet as instructed above. Only your latest Internet vote is counted.

•	Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•	Sign a new proxy and submit it as instructed above.

•	Attend the Annual Meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Annual Meeting if you deliver a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet, by telephone, or return your proxy or vote by ballot at the Annual Meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted (“broker non-votes”). Shares represented by such “broker non-votes” will not be considered as present and entitled to vote at with respect to the non-voted matters. However, shares represented by such broker non-votes will be counted in determining whether there is a quorum. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this Proxy Statement.

What does it mean if I receive more than one proxy card?

It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the Internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the Annual Meeting?

The presence at the Annual Meeting, either in person or by proxy, of the holders of at least one-third of the shares of common stock issued, outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum. If a quorum is not present, we expect that the 2009 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Votes will be counted by the inspector of elections appointed for the Annual Meeting.

For Proposal No. 1 (to elect six directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified), a plurality of votes by the holders of the common stock is required for the election of directors. Broker non-votes and abstentions will have no effect on the outcome.

For Proposal No. 2 (to approve the issuance of shares of common stock in connection with the acquisition of the GameLink companies) a majority of the total votes cast is required for shareholder approval, exclusive of shares issued in connection with the acquisition. Broker non-votes and abstentions will have no effect on the outcome.

For Proposal No. 3 (to approve an amendment of our restated articles of incorporation to effect a reverse stock split at a ratio of between 1 for 2 and 1 for 50 at any time prior to December 31, 2010) a majority of the outstanding shares of common stock on the record date, voting in person or represented by proxy, is required for approval. Shares of common stock voted to abstain and shares of common stock subject to broker “non-votes” have the practical effect of being voted against the matter.

For Proposal No. 4 (To approve the Company’s 2009 Equity Incentive Plan) a majority of the total votes cast is required for shareholder approval. Broker non-votes and abstentions will have no effect on the outcome.

For Proposal No. 5 (To ratify the appointment of BDO Audiberia as our independent registered public accounting firm for the fiscal year ending December 31, 2009) a majority of the total votes cast is required for shareholder approval. Broker non-votes and abstentions will have no effect on the outcome.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of such adjournment or adjournments.

Are there other matters to be voted on at the 2009 Annual Meeting?

We do not know of any other matters that may come before the 2009 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

How can I find out the results of the Annual Meeting?

Voting results will be published in our Annual Report on Form 10-K for the year ended December 31, 2009.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to shareholders.

How can I receive future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail?

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2008 are available at http://www.                            . Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a shareholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a shareholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the internet address to access those documents. Your election to receive proxy materials by email will remain in effect until you terminate it. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL NO. 1

ELECTION OF SIX NOMINEES FOR DIRECTOR

Nominees and Voting

The Bylaws of the Company authorize a Board of Directors of six directors. Consequently, at the Annual Meeting six directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Proxies may not be voted for more than six persons. The Company has nominated for election as directors the six persons named below. Each of these nominees has indicated that they are able and willing to serve as directors.

Under Nevada law and the Company’s Articles of Incorporation, shareholders of record on the record date will be entitled to one vote for each share held when voting for directors.

Unless otherwise instructed, the Company’s Proxy holders intend to vote the shares of common stock represented by the Proxies in favor of the election of these nominees. If for any reason any of these nominees will be unable or unwilling to serve, the shares represented by the enclosed Proxy will be voted for the election of the balance of those named and such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any such nominee will be unable or unwilling to serve. Directors are elected by a plurality of the votes cast.

The Company’s nominees and directors are listed below, together with their ages, offices with the Company and year in which each became a director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE SIX NOMINEES FOR DIRECTOR.

Name	Age	Position	Director Since
Berth H. Milton	54	Chairman of the Board, President	1998
Bo Rodebrant	56	Director	1998
Lluis Torralba	40	Director	2005
Johan G. Carlberg	50	Director	2004
Daniel Sánchez	40	Director	2004
Ilan Bunimovitz	53	Director, CEO	2009

Business Experience of Directors and Nominees During the Past Five Years

Berth H. Milton was appointed to the Board of Directors of the Company in February 1998 and was the Corporate Secretary from June 1998 until February 1999. In February 1999 Mr. Milton was appointed Chairman of the Board and Chief Executive Officer of Private, and served as Chief Executive Officer until May 2002. In November 2003 Mr. Milton was reappointed President and Chief Executive Officer of the Company and served as Chief Executive Officer until April 2009. Mr. Milton has been Administrator of Milcap Media Group from its inception until June 2000 and has been acting as an advisor to the Milcap Group since 1991. Mr. Milton is also active in several international industry and real estate projects and developments.

Bo Rodebrant was appointed as a Director of the Company in August 1998. Mr. Rodebrant has operated his own accountancy and management consulting services, R&S Ekonomiservice, since 1986. Prior thereto he co-founded an ice cream business, Hemglass, which was the largest of its kind in Stockholm, Sweden. The business was sold by Mr. Rodebrant in 1986. Mr. Rodebrant holds a degree in construction engineering which he received in 1974.

Johan G. Carlberg was appointed to the Board of Directors in October 2004. Mr. Carlberg has operated his own import, trading and consulting business in the textile and fashion industry since the seventies. Mr. Carlberg holds a Degree in Business from the Stockholm Institute of Business.

Daniel Sánchez was appointed to the Board of Directors in October 2004. Since January 2004, Mr. Sánchez has been promoting, as a founding partner, the launching of a new private venture capital firm. Prior to entering the venture capital field, he held the position as Deputy Managing Director at Electrodomésticos Taurus, a consumer electronics company, from 2002 to 2004. Between 1995 and 2002 he worked as a Manager in the field of mergers and acquisitions at Alpha Corporate, a well known international consultancy firm. Mr. Sánchez holds a Master’s Degree in Business Administration from the University of Chicago.

Lluis Torralba was appointed to the Board of Directors in June 2005. Mr. Torralba is a founding partner of Meriden IPM, an international portfolio management company, where he currently is managing private clients. From 1997 to 2004 he was responsible for the company’s IT systems. Prior to 1997, he worked as an IT manager in Andorra. Mr. Torralba holds a Degree in Information Technology from Escola D’informàtica d’Andorra.

Ilan Bunimovitz was appointed to the Board of Directors in March 2009 pursuant to his Employment Agreement with Private entered into in January 2009 in connection with the acquisition of Game Link LLC and its affiliate, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. Mr. Bunimovitz served as Executive Vice President of the Company’s Online Media Division from January 2009 until April 2009, at which time he was appointed as Chief Executive Officer of the Company. Mr. Bunimovitz was the founder, chief operating officer and co-owner of Game Link LLC prior to its acquisition by the Company, which he operated since its founding in 1993. Mr. Bunimovitz holds a Bachelor’s Degree in Psychology from Bar-Ilan University, Israel.

Certain Relationships

Effective March 1, 2009, the Company appointed Ilan Bunimovitz as a director to fill the newly created vacancy on the Board, to serve until the Company’s next Annual Meeting of Shareholders.

Mr. Bunimovitz was appointed as a director pursuant to his Employment Agreement with the Company and Game Link LLC, a subsidiary of the Company, entered into on January 20, 2009. Under the terms of the Employment Agreement the Company agreed to appoint Mr. Bunimovitz to its Board by March 1, 2009, and to nominate him to continue to serve as a director in 2009, 2010 and 2011 until such time as he ceases to be employed by the Company. The Employment Agreement was entered into in connection with the acquisition of Game Link LLC and its affiliate by the Company on January 20, 2009, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. Under a separate agreement entered into in connection with the acquisition of Game Link, Berth Milton has agreed to vote Private shares beneficially owned by him in favor of Mr. Bunimovitz’s election to the Board of Directors in 2009, 2010 and 2011, so long as Mr. Bunimovitz continues to be employed by the Company.

No other director or executive officer serves pursuant to any arrangement or understanding between him or her and any other person. There are no family relationships between any of our directors or executive officers.

Meetings and Committees of the Board of Directors

The Board of Directors currently has two committees: (i) an Audit Committee, and (ii) a Compensation Committee. The Board of Directors does not have a formal nominating committee, and all decisions regarding director nominations are addressed by the entire Board of Directors.

Under applicable NASDAQ listing rules the Company is a “controlled company” as Berth Milton beneficially owns more than 50% of the Company’s common stock. Therefore, the Company is exempt from NASDAQ Marketplace Rules which require that (i) compensation of executive officers be determined by either a majority of the independent directors or a compensation committee comprised solely of independent directors, and (ii) nomination of directors be made by either a majority of independent directors or a committee comprised solely of independent directors.

The Company’s Board of Directors met five times during 2008 (including actions by unanimous written consent). No director attended less than 75% of the aggregate of all meetings of the Board of Directors and all Committees on which he served during the 2008 fiscal year.

All of the members of the Board of Directors are “independent” as defined in NASDAQ Marketplace Rule 5605 other than Berth Milton, the Company’s Chairman and President, and Ilan Bunimovitz, the Company’s Chief Executive Officer.

The Audit Committee is currently comprised of Lluis Torralba, Johan Carlberg and Daniel Sánchez. All of the members of the Audit Committee are “independent” as defined in applicable NASDAQ listing requirements and SEC regulations, and each of them is able to read and understand fundamental financial statements. The Board has determined that Daniel Sánchez is an “audit committee financial expert” as defined under applicable SEC regulations. The Audit Committee reviews and recommends to the Board, as it deems necessary, the internal accounting and financial controls for the Company and the accounting principles and auditing practices and procedures to be employed in preparation and review of financial statements of the Company. The Audit Committee makes recommendations to the Board concerning the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee has adopted a written Audit Committee Charter. The Audit Committee met five times during 2008.

The Compensation Committee is currently comprised of Berth Milton. The Compensation Committee reviews and, as it deems appropriate, recommends to the Board policies, practices and procedures relating to the compensation of the officers and other managerial employees and the establishment and administration of employee benefit plans. It exercises all authority under any employee stock option plans of the Company as the

Committee therein specified, subject to the review and approval of the Board of Directors, and advises and consults with the officers of the Company as may be requested regarding managerial personnel policies. The Compensation Committee also has such additional powers as may be conferred upon it from time to time by the Board. The Compensation Committee met twice during 2008.

The Board has not established a formal nominating committee, nor has the Board adopted a nominating committee charter. Therefore, decisions relating to the nomination of directors are addressed by the entire Board of Directors. The Board has not established any specific minimum qualifications that must be met for recommendation for a position on the Board. Instead, in considering candidates for director, the Board will generally consider all relevant factors, including among others the candidate’s applicable expertise and demonstrated excellence in his or her field, the usefulness of such expertise to the Company, the availability of the candidate to devote sufficient time and attention to the affairs of the Company, the candidate’s reputation for personal integrity and ethics and the candidate’s ability to exercise sound business judgment. Other relevant factors, including diversity, age and skills, will also be considered. Candidates for director are reviewed in the context of the existing membership of the Board (including the qualities and skills of the existing directors), the operating requirements of the Company and the long-term interests of its shareholders. The Board uses its network of contacts when compiling a list of potential director candidates and may also engage outside consultants (such as professional search firms). At this time, the Board does not consider director candidates recommended by shareholders. The Board believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership. All of the Company’s nominees for director at the 2009 Annual Meeting were approved by the entire Board of Directors.

Shareholder Communications with the Board of Directors

A shareholder may contact one or more of the members of the Board of Directors in writing by sending such communication to the Secretary at the Company’s address. The Secretary will forward shareholder communications to the appropriate director or directors for review. Anyone who has a concern about the conduct of the Company or the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern to the Secretary, the Chairman of the Board or any member of the Board of Directors at the Company’s address. The Company encourages individual directors to attend the Annual Meeting. At the Company’s 2008 Annual Meeting one of the Company’s directors, Berth Milton, was in attendance. We believe the Company’s responsiveness to shareholder communications to the Board has been adequate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information as of October 8, 2009, regarding the beneficial ownership of our common stock by:

•	each of our directors and executive officers individually,

•	all persons known by us to be beneficial owners of five percent or more of our common stock, and

•	all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power as to all shares beneficially owned.

Name and Address	Number of Shares Beneficially Owned (1)	Percent Beneficially Owned (1)
Berth H. Milton (2)	31,102,985	50.1%
Ilan Bunimovitz (3)	5,627,851	9.1%
Javier Sánchez (4)	30,000	*
Johan Gillborg (5)	105,000	*
Bo Rodebrant (6)	—	*
Daniel Sánchez (7)	30,000	*
Philip Christmas (8)	—	*
Johan G. Carlberg (9)	9,000	*
Lluis Torralba (10)	—	—
All Executive Officers and Directors as a group (9 people) (11)	36,904,836	59.4%

*	Denotes less than 1%
(1)	Beneficial ownership is determined in accordance with rules of the U.S. Securities and Exchange Commission. The calculation of the percentage of beneficial ownership is based upon 62,114,803 shares of common stock outstanding on October 8, 2009. In computing the number of shares beneficially owned by any shareholder and the percentage ownership of such shareholder, shares of common stock which may be acquired by a such shareholder upon exercise or conversion of warrants or options which are currently exercisable or exercisable within 60 days of October 8, 2009, are deemed to be exercised and outstanding. Such shares, however, are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated by footnote, to our knowledge, the persons named in the table above have the sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Includes 4,950,000 shares of common stock owned by Slingsby Enterprises Limited, of which Mr. Milton is the sole shareholder. These shares are pledged to a third party to secure payment of a loan from the third party to us. His address is c/o Milcap Media Group SLU, Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.
(3)	His address is c/o GameLink LLC., 537 Stevenson Street, San Francisco CA 94103, USA.
(4)	His address is c/o Milcap Media Group SLU, Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.

(5)	His address is c/o Milcap Media Group SLU, Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.
(6)	His address is c/o Milcap Media Group SLU, Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.
(7)	Includes 30,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan owned by Mr. D. Sánchez. His address is c/o Milcap Media Group SLU, Calle de la Marina 14-16 Floor 18 Suite D, 08005 Barcelona, Spain.
(8)	His address is c/o Milcap Media Group SLU, Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.
(9)	Includes 9,000 shares issuable upon exercise of Options issued under the Employee Stock Option Plan owned by Mr. Carlberg. His address is c/o Milcap Media Group SLU, Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.
(10)	His address is c/o Milcap Media Group SLU, Calle de la Marina 16-18, Floor 18 Suite D, 08005 Barcelona, Spain.
(11)	Includes 39,000 shares issuable upon exercise of outstanding Options under the Employee Stock Option Plan.

MANAGEMENT

Listed below are executive officers and key employees of the Company who are not directors or nominees.

Johan Gillborg, age 47, was appointed as Chief Financial Officer of Private Media Group, Inc. in August 1998 and has been the Chairman and Managing Director of Milcap Publishing Group AB from 1994 until January 2000. Mr. Gillborg joined the group in 1992 as Marketing Consultant. From 1991 to 1992 he operated his own business which acted as sub-contracting sales force for Securitas Direct of Sweden (together with Mr. Kull). From 1988 to 1990, Mr. Gillborg served as General Manager in the hotel business in the United Kingdom and Portugal. Mr. Gillborg holds a Bachelor’s Degree in Business Administration from Schiller International University in London.

Javier Sánchez was appointed Vice President of Operations of Milcap Media Group SLU (Spain) in November 2006. From August 1998 to November 2006 he held the position of Operations Manager of Milcap Media Group SLU. He has also been the Vice Director of Milcap Media Group SLU between 1993 and 1997. From 1988 to 1991 he was the Sales Director of a printing company in Barcelona. From 1984 to 1987 he was the Operations Manager of a printing company in Barcelona.

Philip Christmas, age 48, was appointed Chief Financial Officer of Milcap Media Group in August 2001. Prior to August 2001 Mr. Christmas was employed by PricewaterhouseCoopers and its predecessor firm, Coopers & Lybrand, since 1988. While employed by PricewaterhouseCoopers he was responsible for carrying out audits of multinational and local companies and, more recently, he provided transaction services to clients acquiring businesses in Spain. Mr. Christmas is a member of the Institute of Chartered Accountants of England and Wales and of ROAC (Official Register of Auditors) in Spain.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Policy and Objectives

Our policy in compensating executive officers, including the executive officers named in the Summary Compensation Table appearing below (the “named executive officers”), is to establish methods and levels of compensation that will

•	attract and retain highly qualified personnel, and

•	provide meaningful incentives to promote profitability and growth and reward superior performance.

To achieve these policies Private follows the basic principles that annual compensation should be competitive with similar companies and long term compensation should generally be linked to Private’s return to shareholders. Private also believes that compensation for individual executives should be aligned to the performance of areas of the business over which the executive has the most control.

Executive compensation policies are implemented through a combination of annual and long-term methods of compensation. Compensation for the named executive officers includes

•	base salary,

•	eligibility to receive annual cash bonuses, and

•	stock-based compensation in the form of stock options under the 1999 employee stock option plan.

These primary components are available for flexible use by Private in a manner that will effectively implement our stated objectives with respect to compensation arrangements for each of the executive officers. Each of these components is discussed in more detail below. When setting the compensation arrangements for each executive officer, the Compensation Committee considers these components individually, as well as on an aggregate (total compensation) basis. There is no pre-determined relationship between base salary of our executives and any of the other principal components of compensation. Each element of compensation is considered both individually and in terms of total overall compensation.

Primary Components of Executive Compensation.

Base Salary

The base salaries of our executive officers are set by the Compensation Committee (and in the case of the CEO, ratified by the independent directors) after consideration of a number of factors, including the executive’s position, level of responsibility, tenure and performance. The Compensation Committee also considers the compensation levels of executives in comparable companies, along with the executive compensation recommendations made by our chief executive officer. In addition, the Compensation Committee evaluates whether the base salary levels of our executives are appropriate relative to our size and financial performance compared with the other companies reviewed. Relying primarily on these factors, the Compensation Committee sets the base salaries of our executive officers at levels designed to meet its objective of attracting and retaining highly qualified individuals. The Compensation Committee also believes that the continuity of leadership derived from the retention of well qualified executive officers is in the best interests of our shareholders. The base salaries of our executive officers are not set at any specific level as compared to the compensation levels of companies reviewed and the Compensation Committee does not assign relative weights or importance to any specific measure of the company’s financial performance. During 2006, 2007 and 2008 base salary accounted for all the named executive officers’ direct cash compensation.

Effective September 2007 we increased Mr. Cohen’s base compensation from USD $200,000 to EUR 200,000 per year, effectively resulting in an increase in Mr. Cohen’s base compensation based upon current exchange rates. The increase was intended to reflect both the decrease in the value of the dollar against the euro and to adjust his compensation to reflect market conditions. There were modest increases in base compensation to other named executive officers to reflect increased cost of living.

Annual Cash Incentive Payment

The Compensation Committee considers the use of annual performance bonuses from time to time where appropriate, to motivate participants to achieve company growth and enhance shareholder value. The incentive bonus plan permits plan participants to receive a cash bonus that is tied to the company’s financial performance during a specified fiscal year. We do not presently have in effect an annual cash bonus plan in effect with respect to any of the named executive officers other than for our former Chief Operating Officer, Peter Cohen. Under the terms of his employment agreement, Mr. Cohen was eligible to receive an annual performance bonus, upon the achievement of specified goals in each fiscal year, commencing in 2007, based upon the amount of increase in annual operating income after 2006. The agreement provides for an annual bonus of between EUR 20,000 – 100,000, depending upon the amount of increase in operating income in the applicable fiscal year. No bonus was paid or accrued for 2007 or 2008 as the financial targets were not achieved. Information regarding this bonus plan is contained below under the heading “Employment Contracts, Termination of Employment Contracts and Change in Control Arrangements.”

Long-Term Equity Based Compensation Awards

To date we have relied upon cash flow from operations as our principal source of working capital. As a result, we have placed special emphasis on equity-based compensation, in the form of options, to preserve our cash for operations. Long-term equity based compensation awards are granted to our executive officers pursuant to our employee stock option plan. The Compensation Committee believes that long-term equity based compensation awards are an effective incentive for senior management to increase the long-term value of the Company’s common stock as well as aiding the company in attracting and retaining senior management. These objectives are accomplished by making awards under the plan, thereby providing senior management with a proprietary interest in the continued growth and performance of the Company and more closely aligning their interests with those of our shareholders. In addition, because options generally terminate after the date an executive leaves the Company, we believe that options are a useful incentive in promoting the retention of executives.

All determinations regarding the granting of options, including the amount, exercise price and terms of vesting, are made by the Compensation Committee after seeking input from management, subject to the approval of the full Board of Directors acting as the option committee under the 1999 employee stock option plan. The Compensation Committee makes long-term equity based compensation awards after a review of a number of factors, including length of service, the performance of the Company, the relative levels of responsibility of the executive and his or her contributions to the business, including recommendations of supervisors, and prior option grants received by the executive. Awards may be granted to the same executive on more than one occasion.

Stock option grants may be subject to a vesting period based upon continued employment during the option term or may fully vest upon grant. The Compensation Committee may make grants at any particular time during the year, and the full board of directors approves such grants. The exercise price of the options must be at least equal to the fair market value of such shares on the date the stock option is granted or such later date as the option committee specifies.

No options were granted to any of the named executive officers in 2006, 2007 or 2008, as their current levels of overall compensation were considered adequate.

The 1999 Employee Stock Option Plan (“the 1999 Plan”) expired by its terms on March 1, 2009. Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, no new options are available for future grants under the 1999 Plan. Accordingly, in October 2009, our Board adopted, subject to shareholder approval, the 2009 Employee Incentive Plan (“EIP”). Our Board believes it is in the best interests of the Company to continue to have an equity plan available, and to have the flexibility to issue other types of stock based awards, such as restricted and unrestricted stock awards, as is provided under the 2009 EIP. For additional information regarding the EIP, see Proposal No. 4 elsewhere in this Proxy Statement.

Other Benefits

We provide all eligible employees, including executive officers, with certain benefits, including paid time off and paid holiday programs. We do not presently maintain any deferred compensation or retirement plans.

Employment Agreements. Although we have entered into employment agreements in connection with the acquisition of other businesses, we generally do not enter into long-term employment agreements with our executive officers.

Severance Agreements. We generally do not enter into severance agreements or similar agreements providing for payments upon termination of employment or change-in-control. Such agreements, when entered into, are negotiated on a case-by-case basis. Other than our agreement with Peter Cohen providing for up to three months of severance benefits, we have not entered into any severance agreements or termination agreements with any of the named executive officers. Information regarding our agreement with Mr. Cohen is contained below under the heading “Employment Contracts, Termination of Employment Contracts and Change in Control Arrangements.”

The following table summarizes all compensation paid to (i) our Chief Executive Officer and Chief Financial Officer serving during 2008, and (ii) our other most highly compensated executive officers who were serving in such capacity at the end of 2008, other than the Chief Executive Officer and Chief Financial Officer, whose total compensation exceeded $100,000 in 2008, for services rendered in all capacities to Private Media Group for the three fiscal years ended December 31, 2006, December 31, 2007, and December 31, 2008. No other executive officer earned compensation in excess of $100,000 in 2008.

2008 Summary Compensation Table

Name and Principal Position During Fiscal 2008	Fiscal Year	Salary ($)(1)	Option Awards ($)(1) (2)	All Other Compensation ($)		Total ($)(1)
Berth H. Milton, President and CEO (3)	2008	253,000				253,000
Director, Chairman of the Board	2007	141,000	—			141,000
	2006	118,144	—			118,144
Johan Gillborg (4)	2008	205,000				205,000
Chief Financial Officer and Secretary, Private Media	2007	191,000	—			191,000
Group, Inc.; Chairman, Private France S.A.; Chairman,	2006	165,000	—			165,000
Private Benelux; Administrator, Milcap Media Group			—
Peter T. Cohen (5)	2008	295,000				295,000
Chief Operating Officer, Private Media Group, Inc.	2007	225,000	—	27,000	(6)	252,000
	2006	50,000	—	5,000	(6)	55,000
Javier Sánchez (7)	2008	242,000				242,000
EVP, Production and Operations, Milcap Media Group	2007	225,000	—			225,000
	2006	205,000	—			205,000
Philip Christmas (8)	2008	154,000				154,000
Chief Financial Officer, Milcap Media Group	2007	137,000	—			137,000
	2006	117,500	—			117,500

(1)	Salary amounts received in non-US currency have been converted into dollars using the average exchange rate for the applicable year.

(2)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123(R), assuming no forfeitures.
(3)	Salary received in non-US currency, 110,510 euro in 2008, 102,500 euro in 2007 and 94,515 euro in 2006. Mr. Milton agreed to waive director fees for 2006 and 2007. Therefore, the amounts for 2006 and 2007 reflect only salary received for services as President and CEO.
(4)	Salary received in non-US currency, 139,000 euro in 2008, 139,000 euro in 2007 and 132,000 euro in 2006.
(5)	Mr. Cohen was retained as a consultant in September 2006 and was appointed Chief Operating Officer in November 2006. Compensation for 2006 reflects compensation as consultant and Chief Operating Officer. Salary received in non-US currency, 200,000 euro in 2008 and 67,000 euro in 2007. Mr. Cohen ceased to be Chief Operating Officer in May 2009.
(6)	In accordance with Mr. Cohen’s employment agreement he received a 2,000 euro ($2,667) monthly relocation allowance for 12 months commencing in November 2006.
(7)	Mr. Sánchez served as Operations Manager of Milcap Media Group SLU from 1998 until November 2006, when Mr. Sánchez was appointed as Vice President Operations of Milcap Media Group SLU. Salary received in non-US currency, 164,000 euro in 2008, 164,000 euro in 2007 and 164,000 euro in 2006.
(8)	Salary received in non-US currency, 104,200 euro in 2008, 100,000 euro in 2007 and 94,000 euro in 2006.

No bonuses or stock awards were granted to any of the named executive officers in 2008.

Compensation Committee Interlocks and Insider Participation

During the last fiscal year Mr. Milton has acted as the Compensation Committee. Mr. Milton served as our Chief Executive Officer during 2008. During the last fiscal year, none of our executive officers served on our Board of Directors or Compensation Committee of any other entity whose officers served either on our Board of Directors or Compensation Committee.

Grants of Plan-Based Awards in the Last Fiscal Year

There were no plan-based awards granted to the individuals named in the Summary Compensation Table above for the year ended December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table summarizes certain information regarding the number and value of all options to purchase common stock of Private Media Group, Inc. held by the individuals named in the Summary Compensation Table at December 31, 2008. No stock awards or equity incentive plan awards were issued or outstanding during fiscal 2008.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards : Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Berth H. Milton	180,000		—	4.75	Mar 1, 2009
Javier Sánchez	180,000		—	4.75	Mar 1, 2009
Johan Gillborg	172,500		—	4.77	Mar 1, 2009
Javier Sánchez	500,000		—	5.00	Oct 7, 2009
Javier Sánchez	—	—	—	—	—
Johan Gillborg	—	—	—	—	—
Philip Christmas	—	—	—	—	—
Peter T. Cohen	—	—	—	—	—

Option Exercises and Stock Vesting During 2008

No stock options were exercised during 2008 by the individuals named in the Summary Compensation Table. No stock awards were issued or outstanding during fiscal 2008.

Employment Contracts, Termination of Employment Contracts and Change in Control Arrangements

We generally do not enter into long-term employment agreements with our executive officers. We generally do not enter into severance agreements or similar agreements providing for payments upon termination of employment or change-in-control. Such agreements, when entered into, are negotiated on a case-by-case basis. We have not entered into any severance agreements or termination agreements with any of the named executive officers other than with Peter Cohen, pursuant to an agreement negotiated with him in connection with his commencement of employment in 2006.

Effective November 2006, we entered into an employment agreement with Peter Cohen in connection with his employment by Private as its Chief Operating Officer. Mr. Cohen’s employment was terminable upon not more than 30 days notice. We agreed to pay him a salary of $200,000 per annum plus certain relocation costs of up to EUR 24,000. Effective September 2007 his base salary of $200,000 per annum was increased to EUR 200,000 per annum. Mr. Cohen was also eligible to receive an annual performance bonus, upon the achievement of specified goals in each fiscal year, commencing in 2007, based upon the amount of increase in annual operating income after 2006. The agreement provided for an annual bonus of between EUR 20,000 – 100,000, depending upon the amount of increase in operating income in the applicable fiscal year. No bonus was paid or accrued for 2007 or 2008, as the financial targets were not achieved. If Mr. Cohen’s employment agreement provided that if he is terminated by Private other than for cause, he is entitled to a severance payment equal to one month of salary if terminated prior to October 30, 2007, and three months of salary if terminated at any time thereafter. Mr. Cohen’s employment terminated on May 21, 2009, and he was paid three months of severance in accordance with his employment agreement with us.

Director Compensation During 2008

The following table summarizes all compensation paid to our non-employee directors during 2008.

2008 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($) (2)(5)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)(1)
Bo Rodebrant	—	—	—	—	—	—
Lluis Torralba	—	—	—	—	—	—
Johan G. Carlberg (3)	7,353	—	3,922	—	—	10,573
Daniel Sánchez (4)	14,706	—	10,733	—	—	25,439

(1)	Fee earned in non-US currency have been converted into dollars using the average exchange rate for the applicable year.
(2)	Reflects the amount recognized for financial statement reporting purposes for fiscal year 2008 in accordance with FAS 123(R) using the assumptions set forth in the footnote 17 to the financial statements included in the 2008 Annual Report for stock option awards granted during and prior to 2008, assuming no forfeitures.
(3)	The director earned 5,000 euro in non-US currency and, as of December 31, 2008, the director had 9,000 options outstanding.
(4)	The director earned 10,000 euro in non-US currency and, as of December 31, 2008, the director had 30,000 options outstanding.
(5)	In 2007 Messrs. Sánchez and Carlberg were each granted options to acquire 10,000 and 3,000 shares, respectively, of Private’s common stock at an exercise price of $1.20 per share, being the fair market value of our common stock on the date of grant, which options vest in October 2009 and expire in October 2012. The fair market value of these options at the time of grant, computed in accordance with FAS 123(R), were $4,000 and $1,200 respectively.

Our Board of Directors may, at its discretion, compensate directors for attending board and committee meetings and reimburse the directors for out-of-pocket expenses incurred in connection with attending such meetings.

We have agreed to pay Daniel Sánchez and Lluis Torralba a fee of EUR 2,000, and Johan Carlberg a fee of EUR 1,000, for each board and committee meeting attended.

Equity Compensation Plan Information

On March 1, 1999 the Company adopted the 1999 Employee Stock Option Plan. In February 2003 the Plan was amended to provide for the issuance of up to 7,200,000 shares of the Company’s common stock to employees, consultants and advisors of the company, and was approved by the shareholders. Full details of the 1999 Plan are included in note 17 to the financial statements contained in our 2008 Annual Report and are summarized below as of December 31, 2008:

(a)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	1,888,920

(b)	Weighted-average exercise price of outstanding options, warrants and rights	$4.99

(c)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in row (a) above)	2,971,294

The 1999 Plan expired by its terms on March 1, 2009. Accordingly, no new options are available for future grants under the 1999 Plan. We do not currently maintain any other equity compensation plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” section included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this Proxy Statement and annual report for the year ended December 31, 2008.

The Compensation Committee:

Berth H. Milton

CERTAIN RELATIONSHIPS AND RELATED PARTY MATTERS

Certain Relationships

No Director or executive officer of Private Media Group is related to any other Director or executive officer. None of our officers or Directors holds any directorships in any other public entity. There are currently four outside directors on our Board of Directors.

Related Transactions

Following is a description of certain related party transactions since January 1, 2008, between us and our directors, nominees, executive officers, or members of their immediate family.

In December 2001 the group’s holding company, Private Media Group, Inc., borrowed $ 4.0 million from Commerzbank AG pursuant to a Note originally due on December 20, 2002. The Note bore interest at an annual rate of 7%, payable quarterly, with the entire principal amount and accrued interest originally due on December 20, 2002. The Note is guaranteed by Slingsby Enterprises Limited, an affiliate of Berth Milton, Private’s Chairman, President and principal shareholder, and the guaranty is secured by 4,950,000 shares of Private Media Group, Inc. common stock. In December 2002 Commerzbank AG agreed to extend the maturity date of the Note to March 20, 2003. In April 2003 the Note was acquired by Consipio Holding b.v. from Commerzbank AG, and Consipio and Private reached an agreement-in-principle with Consipio to extend the maturity of the Note until April 2008. However, Consipio and Private were unable to reach final agreement on other terms and conditions relating to the restructured Note. Accordingly, in December 2003 Consipio notified Private and Slingsby Enterprises that Private was in default under the Note, and demanded $3.4 million as payment in full of all outstanding principal and interest under the Note. The Company continued to make regular payments on the Note, including principal and accrued interest, through February 2008. In April 2008 Consipio requested Private to pay the remaining balance of the Note, without indicating the amount due. Private in turn requested that Consipio provide a statement of the amount due and the basis for its calculation. In response, Consipio demanded payment of $3,194,000 as settlement in full of the Note, to be received by May 9, 2008. This calculation was made using an interest rate of 9.9%, as opposed to the 7% rate provided under the original terms of the Note. Consipio also advised that if payment was not received on such date it would institute litigation, in which event Consipio would claim that the amount due under the Note should be denominated in Euro, rather than U.S. dollars. In August 2008 Consipio notified Private that the Note was in default and that it intended to exercise its rights under the Note and the pledge of shares by Slingsby of Private common stock. Private believes that the amount due under the Note at May 9, 2008, including accrued interest, was no more than $2.4 million ($2.5 million at December 31, 2008), utilizing an interest rate of 7%. On May 1, 2009, Consipio filed a lawsuit against the Company asserting a claim for unspecified damages under the Note. The Company and Slingsby have filed their Answer and asserted several affirmative defenses.

We have loans to Slingsby Enterprises Limited, an entity controlled by Mr. Milton. The loans bear interest at the rate of EURIBOR+1% per annum and have no maturity date. During 2008 the highest amount outstanding was EUR 7.0 million. As of December 31, 2008, EUR 7.0 million remained outstanding on these loans, including interest. In connection with the acquisition of Game Link LLC on January 20, 2009, in order to induce the sellers to consummate the acquisition, the borrower entered into an agreement with the Company and the sellers with regard to the partial repayment of the loan. Under the agreement, in each of the fiscal years ended December 31, 2009, 2010, and 2011, the borrower is required to repay not less than EUR one million, either in cash or in Private common stock valued at its fair market value as determined by the disinterested directors of Private, to be applied first to accrued interest and then to principal of the loan.

In December 2007 the Company’s principal shareholder and affiliates of the Company’s principal shareholder agreed to guarantee a bank line of credit agreement of Euro 1.0 million entered into by one of the Company’s European subsidiaries.

Ilan Bunimovitz was appointed as a director in March 2009 pursuant to his Employment Agreement with the Company and Game Link LLC, a subsidiary of the Company, entered into on January 20, 2009. The Employment Agreement was entered into in connection with the acquisition of Game Link LLC and eLine LLC by the Company on January 20, 2009, companies engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. Mr. Bunimovitz was the founder and chief operating officer of Game Link LLC and an indirect co-owner of Game Link LLC and eLine, LLC. The Employment Agreement provides for Mr. Bunimovitz to serve as Executive Vice President of the consolidated Internet and Internet-related business conducted by the Company and its subsidiaries for a period of three years, subject to earlier termination by either party under specified circumstances. Under the terms of the Employment Agreement the Company agreed to appoint Mr. Bunimovitz to its Board by March 1, 2009, and to nominate him to continue to serve as a director in 2009, 2010 and 2011 until such time as he ceases to be employed by the Company. The Employment Agreement provides for Mr. Bunimovitz to receive an annual base salary of $281,828, $271,070 and $302,648 in the first, second and third years of the employment term. He is also entitled to receive stock options on the same terms as stock options granted to Berth Milton, the

Company’s Chairman, President and principal shareholder, during the term of the Employment Agreement, in an amount which is proportionate to the relative stock ownership as between Mr. Bunimovitz and Mr. Milton. If the Company terminates Mr. Bunimovitz’s employment during the term of the Employment Agreement other than for “cause,” or if Mr. Bunimovitz terminates his employment with the Company for “good reason,” then Mr. Bunimovitz is entitled to continue to receive his monthly base salary for the remaining period of the three year term. In April 2009 Mr. Bunimovitz was appointed as the Company’s Chief Executive Officer.

In consideration of the acquisition of Ilan Bunimovitz’s interests in Game Link LLC and eLine LLC, he received 6,200,175 shares of the Company’s common stock and he is entitled to receive up to an additional 3,338,556 shares of common stock if the combined EBITDA of the digital media operations of the Company and Game Link meet specified targets in 2009, 2010 and 2011. The total value of the shares received and to be received by Mr. Bunimovitz in connection with the acquisition, assuming the EBITDA targets are met in 2009, 2010 and 2011, is EUR 7,418,271 (USD 9,634,118), based on the closing price of the Company’s common stock on January 20, 2009.

In connection with the acquisition by the Company of Game Link LLC and its affiliate, Game Link LLC entered into a lease agreement with 537 Stevenson Street L.L.C., a limited liability company which is 50% owned by Mr. Bunimovitz, providing for the lease by Game Link LLC of the land and building used by Game Link in San Francisco, California. The lease extends through December 31, 2011, has a base rent of $13,620 per month, and provides for Game Link to be responsible for property taxes and maintenance expenses during the term of the lease.

The foregoing transactions are believed to be on terms no less favorable to us than we could obtain from unaffiliated third parties on an arms-length basis.

Review and Approval of Related Party Transactions

Our Audit Committee is responsible for the review and approval of all related party transactions required to be disclosed to the public under SEC rules. This procedure, which is contained in the written charter of our Audit Committee, has been established by our Board of Directors in order to both meet the requirements of applicable NASDAQ rules requiring review and approval of related party transactions, and to serve the interests of our shareholders. In addition, we maintain a written Code of Ethics which requires all employees, including our officers, to disclose to the Audit Committee any material relationship or transaction that could reasonably be expected to give rise to a personal conflict of interest. Related party transactions are reviewed and approved by the Audit Committee on a case-by-case basis. Under existing, unwritten policy no related party transaction can be approved by the Audit Committee unless it is first determined that the terms of such transaction is on terms no less favorable to us than could be obtained from an unaffiliated third party on an arms-length basis and is otherwise in our best interest.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The code of ethics is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003. The Company intends to satisfy the disclosure requirements under Form 8-K regarding an amendment to or waiver from our code of ethics, by posting the required information on our corporate Internet website at www.prvt.com or as otherwise permitted under applicable law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company covering its 2008 fiscal year filed under Section 16(a) of the Securities Exchange Act of 1934, the Company’s officers and directors complied with the reporting requirements under Section 16(a) for the 2008 fiscal year.

PERFORMANCE MEASUREMENT COMPARISON OF SHAREHOLDER RETURNS

The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the five fiscal years in (a) the total shareholder return on common stock of Private Media Group, Inc. with (b) the total return on the Standard & Poors SmallCap 600 index and (c) the total return on a peer group. The Standard & Poor’s SmallCap 600 index covers approximately 3% of the US domestic equities market and includes a total of 600 companies with a market capitalization ranging from $20 million to $2.3 billion. The average market capitalization per company is approximately $540 million. The peer group is an index weighted by the relative market capitalization of the following two companies, which were selected for being in an industry related to that of Private Media Group, Inc. (provider of adult content). The companies are Playboy and New Frontier Media. The comparisons in the graph are required by the SEC and are not intended to forecast or be indicative of possible future performance of Private Media Group, Inc. common stock.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN (*)

	2003	2004	2005	2006	2007	2008
Private Media Group, Inc.	100	196	112	186	100	57
S&P SmallCap 600 Index	100	122	130	148	146	99
Peer Group	100	79	81	77	57	15

(*)	$ 100 invested on December 31, 2003 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

PROPOSAL NO. 2

APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH

THE ACQUISITION OF THE GAMELINK COMPANIES

The following description of the principal terms of the Company’s acquisition of the GameLink companies and issuance of its common stock is only a summary. Shareholders are urged to carefully read the complete text of the acquisition agreement that is an exhibit to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2009.

On January 20, 2009, Private completed the acquisition of 100% of the business of Game Link LLC and its affiliate, eLine, LLC (collectively, “GameLink companies”) pursuant to an Agreement and Plan of Reorganization (“acquisition agreement”) dated as of January 20, 2009, by and among Private, the Game Link companies and the shareholders of the GameLink companies. The GameLink companies are engaged in the business of digital distribution of adult content over the Internet and online eCommerce development. The acquisition was made in order to further Private’s goal of becoming a leading global digital distributor of adult content over the Internet.

The acquisition was accomplished by the merger of two wholly-owned subsidiaries of Private into the two parent companies of the GameLink businesses, with the shareholders of those entities receiving 8,534,309 shares of Private common stock in exchange for 100% of their interests in the GameLink companies. In addition, the former shareholders of the GameLink companies (the “GameLink Shareholders”) are entitled to receive up to an additional 4,595,397 shares of Private common stock (“Earnout Shares”) if the combined EBITDA (earnings before interest, taxes, depreciation and amortization) of the online digital media operations of Private and the GameLink companies meet specified targets in 2009, 2010 and 2011.

The manner in which the Earnout Shares are earned in relation to the combined EBITDA targets is as follows. For each of the years ended December 31, 2009, 2010 and 2011 in which the actual EBITDA of the online digital media operations equals or exceeds the target EBITDA, the GameLink Shareholders are entitled to receive 1,531,799 shares of Private common stock. If there is a shortfall in the actual EBITDA compared to the target EBITDA in any year, instead of receiving 1,531,799 target shares for that year, the GameLink Shareholders are entitled to receive a pro rata portion of the target shares for that year, based upon the ratio between the actual EBITDA and the target EBITDA for that year. In such event, if the actual EBITDA required in the following year(s) exceeds the target EBITDA, in addition to the 1,531,799 target shares earned for the following year(s), the GameLink Shareholders are entitled to recover all or a portion of unearned target shares from the prior year(s) based upon the amount by which actual EBITDA exceeds the target EBITDA in the subsequent year. No shares may be earned after 2011.

Why the Company Needs Shareholder Approval

The Company’s common stock is listed on the NASDAQ Global Market, and therefore it is subject to the NASDAQ listing rules. NASDAQ Marketplace Rule 5635 (formerly Rule 4350) requires NASDAQ-listed issuers to obtain shareholder approval prior to any issuance of stock in connection with the acquisition of stock or assets of another company, where, due to the present or potential issuance of common stock, the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock, or the issuance of stock would equal 20% or more of the total number of shares of common stock outstanding immediately prior to the transaction.

On January 20, 2009, immediately prior to the acquisition of the GameLink companies, Private had 53,580,494 shares of its common stock outstanding. Under the terms of the acquisition agreement, 8,534,309 shares were issued at the closing, and up to an additional 4,595,397 shares were issuable, based upon achieving the Earnout targets. If more than 10,716,098 shares are issuable in connection with the acquisition, the number of shares issued in excess of that amount would exceed the NASDAQ 20% limit. Therefore, if more than 2,181,789 of the 4,595,397 Earnout Shares were earned, issuance of Earnout Shares in excess of 2,181,789 shares would cause Private to exceed the 20% limit. If the Earnout Shares are fully earned, the GameLink Shareholders would be entitled to receive an additional 2,413,613 shares (subject to receipt of the requisite shareholder approval of the issuance of the additional 2,413,613 shares). Accordingly, to comply with the terms of NASDAQ Marketplace Rule 5635, the Company must obtain shareholder approval before issuing more than 2,181,789 Earnout Shares.

The acquisition agreement provided that Private would not be required to issue shares of common stock in excess of 20% of the number of shares of common stock outstanding immediately prior to the acquisition unless and until shareholder approval of the additional issuance was obtained in accordance with NASDAQ rules. The acquisition agreement required Private to use commercially reasonable efforts to obtain shareholder approval at its 2009 Annual Meeting of Shareholders and, in any event, prior to the time that Private would be obligated to issue shares in excess of the NASDAQ limit. In addition, pursuant to a Voting Agreement entered into on the acquisition date by and among Private, the GameLink shareholders and Berth Milton, Private’s majority shareholder, Mr. Milton agreed to vote all shares beneficially owned by him in favor of the issuance of the shares issued or issuable in connection with the GameLink acquisition at the 2009 Annual Meeting of Shareholders.

Effect of Failure to Obtain Shareholder Approval of Proposal No. 2

If the shareholders do not approve Proposal No. 2 and Earnout Shares are otherwise earned in excess of 2,181,789 shares, Private will be required to pay that portion of the Earnout Shares in excess of 2,181,789 shares in cash determined based upon the fair market value of the Earnout Shares otherwise issuable at the time of issuance. If the shareholders do not approve Proposal No. 2 at the Annual Meeting, then the Board intends to continue to seek shareholder approval thereof at the Company’s expense.

Effect of Shareholder Approval of Proposal No. 2

If the shareholders approve Proposal No. 2, and more than 2,189,789 Earnout Shares are earned under the terms of the acquisition agreement, then the Company will be able to issue these additional shares in compliance with NASDAQ Marketplace Rule 5635 in lieu of cash.

Interest of Certain Persons

Ilan Bunimovitz, our CEO and director, is one of the GameLink Shareholders. He has received 6,200,175 shares of common stock under the acquisition agreement in consideration of his interest as a GameLink Shareholder, and he is also entitled to receive his pro rata share (72.65%) of the 4,595,397 Earnout Shares (up to 3,338,556 shares), in proportion to his ownership of the GameLink companies at the time of the acquisition, when and as earned under the acquisition agreement. Accordingly, if Proposal No. 2 is approved Mr. Bunimovitz would be entitled to receive up to 3,338,556 shares, depending upon the number of Earnout Shares earned under the acquisition agreement. If Proposal No. 2 is not approved Mr. Bunimovitz would only be able to receive 1,585,066 of the 3,338,556 shares, and would entitled to receive in cash the value of up to an additional 1,753,490 shares, depending upon the number of Earnout Shares earned, based upon the fair market value of the shares at the time their issuance would otherwise be required under the acquisition agreement.

Pursuant to a Voting Agreement entered into by and among Private, the GameLink shareholders and Berth Milton, Private’s Chairman and majority shareholder, Mr. Milton has agreed to vote all shares beneficially owned by him in favor of the issuance of the shares issued or issuable in connection with the GameLink acquisition at the 2009 Annual Meeting of Shareholders.

Vote Required for Approval

Under NASDAQ Marketplace Rule 5635 a majority of the total votes cast on Proposal No. 2 is required for shareholder approval, exclusive of shares issued in connection with the acquisition. Broker non-votes and abstentions will have no effect on the outcome.

Our Board of Directors recommends a vote FOR the approval of the issuance of shares of common stock in connection with the acquisition of the GameLink companies.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT OF OUR RESTATED ARTICLES OF

INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A

RATIO OF BETWEEN 1 FOR 2 AND 1 FOR 50 AT ANY TIME PRIOR TO DECEMBER 31, 2010

Our Board of Directors is submitting for shareholder approval the discretionary authority of the Board of Directors to file an amendment to our Restated Articles of Incorporation substantially in the form attached to this Proxy Statement as Appendix “A” (the “Amendment”) to effect a reverse stock split of our outstanding common stock at a ratio of between 1 for 2 and 1 for 50, as will be selected by our Board of Directors following shareholder approval and prior to the time of filing a certificate of amendment to our Articles of Incorporation with the Nevada Secretary of State. The Amendment, if and when filed with the Secretary of State of Nevada, will effect a reverse stock split of our common stock at the ratio to be selected by our Board of Directors following shareholder approval and specified in the Amendment. Under the terms of the proposal, if the Amendment is not filed with the Nevada Secretary of State and effective by December 31, 2010, the authority of the Board of Directors to file the Amendment will expire. Under the proposed amendment the total number of authorized shares would remain at 110,000,000, 100,000,000 of which are common stock and 10,000,000 are preferred stock, which means that a reverse stock split would result in an increased number of authorized but unissued shares of our common stock. Pursuant to the law of our state of incorporation, Nevada, in order to effect a reverse split of our common stock which does not also proportionately reduce the number of authorized shares, our Board of Directors must first adopt an amendment to our Articles of Incorporation and submit the amendment to shareholders for their approval.

Our Board of Directors, in its discretion, may elect to effect any one (but not more than one) of the reverse split ratios between 1 for 2 and 1 for 50 upon receipt of shareholder approval, or none of them if our Board of Directors determines in its discretion not to proceed with the reverse stock split following shareholder approval. We believe that the availability of a range of reverse split ratios will provide the Company with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for the Company and its shareholders. In determining whether to implement the reverse stock split and which of the reverse stock split ratios to implement, if any, following the receipt of shareholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical and the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse stock split on the trading market for our common stock;

•	our ability to continue our listing on the NASDAQ Stock Market; and

•	prevailing general market and economic conditions.

To avoid the existence of fractional shares of our common stock, fractional shares which would otherwise result from the reverse stock split will be rounded up to the nearest whole share in lieu of such fractional shares.

At the close of business on October 8, 2009, we had 62,114,803 shares of common stock issued and outstanding. The actual number of shares outstanding after giving effect to the reverse stock split will depend on the reverse split ratio that is ultimately selected by our Board of Directors. We do not expect the reverse stock split itself to have any economic effect on our shareholders or option holders or rights holders.

Reasons for the Reverse Stock Split Proposal

Our Board of Directors are seeking shareholder approval of the authorization to effect the reverse split of our common stock with the primary intent of increasing the price of our common stock in order to meet and maintain the NASDAQ Global Market’s price criteria for continued listing on that exchange. Our common stock is publicly traded and listed on the NASDAQ Global Market under the symbol “PRVT.”

Under NASDAQ Global Market listing maintenance requirements, a listed company is required to maintain a minimum closing bid price for listed shares of at least $1.00. If the closing bid price falls below $1.00 for 30 consecutive business days a listed company faces delisting if it fails to regain compliance with the $1.00 minimum bid price during the applicable cure period. On September 15, 2009, the Company received a letter from The NASDAQ Stock Market stating that for the previous 30 consecutive business days, the bid price of the Company’s common stock closed below the minimum $1.00 per share requirement for continued inclusion on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”) and, therefore, that a deficiency exists with regard to the Minimum Bid Price Rule.

In accordance with NASDAQ Marketplace Rule 5810(c)(3)(A), the Company is provided with a grace period of 180 calendar days or until March 15, 2010, to regain compliance with the Minimum Bid Price Rule. If at any time before March 15, 2010, the bid price of the Company’s stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, NASDAQ will notify the Company that it has achieved compliance with the Minimum Bid Price Rule. If the Company does not regain compliance with the Minimum Bid Price Rule by March 15, 2010, NASDAQ will notify the Company that its common stock is subject to delisting from The NASDAQ Global Market.

In the event the Company receives notice that its common stock is subject to delisting from The NASDAQ Global Market, NASDAQ rules permit the Company to appeal any delisting determination by the NASDAQ staff to a NASDAQ Hearings Panel. Alternatively, NASDAQ may permit the Company to transfer its common stock to The NASDAQ Capital Market if it satisfies the requirements for initial inclusion set forth in Marketplace Rule 5505, except for the bid price requirement. If its application for transfer is approved, the Company would have an additional 180 calendar days to comply with the Minimum Bid Price Rule in order to remain on The NASDAQ Capital Market. Therefore, our common stock is subject to NASDAQ delisting procedures if such noncompliance is not rectified by the end of the first 180 day cure period, ending March 15, 2010.

The closing bid price of our common stock has not been at or above $1.00 share from May 6, 2009, through [October     , 2009]. On October [8], 2009, the closing bid price of our common stock was [$0.65,] and we remained below the $1.00 minimum bid price requirement.

Our Board of Directors believes that increasing the per share trading price of our common stock would help ensure the price is increased above, and remains above, the $1.00 bid price required by the NASDAQ listing standard. In addition to bringing the price of our common stock back above $1.00, we also believe that the reverse stock split may make our common stock more attractive to a broader range of institutional and other investors, as the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that the market price of our common stock will not decrease in the future, or that we will otherwise be able to comply with applicable listing requirements. Moreover, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

Depending on the exact reverse stock split ratio chosen by our Board of Directors, the number of shares of common stock issued and outstanding would be reduced, and the number of shares of unreserved authorized common stock available for future issuance would be increased, as the Company is not asking the shareholders to authorize the reduction of the number of authorized shares of common stock as part of the reverse split proposal. The table below shows the number of shares that would be (a) issued and outstanding, (b) unissued shares which are authorized and reserved for issuance (representing outstanding and available stock options, and maximum amount of shares issuable as Earnout Shares for the GameLink companies acquisition and (c) unissued shares which are authorized but not reserved for issuance, in each case after giving effect to the implementation of the reverse split at specified ratios from 1 for 2 to 1 for 50, based on the Company’s outstanding common stock on October 8, 2009, of 62,114,803 shares, and without giving effect to the adoption of the 2009 Equity Incentive Plan. The exact number of shares would be determined by the number of outstanding shares on the date the reverse stock split was effected, and the exact reverse split ratio would be determined by the Board of Directors, in its sole discretion, at any ratio deemed advisable between 1 for 2 and 1 for 50.

Shares of Private Media Group, Inc. Common Stock

Reverse Split Ratio	Shares Issued and Outstanding	Unissued Shares Authorized and Reserved for Issuance	Unissued Shares Authorized but Unreserved
One-For-Two (1:2)	31,057,402	2,323,699	66,618,900
One-For-Three (1:3)	20,704,934	1,549,132	77,745,933
One-For-Four (1:4)	15,528,701	1,161,849	83,309,450
One-For-Five (1:5)	12,422,961	929,479	86,647,560
One-For-Ten (1:10)	6,211,480	464,740	93,323,780
One-For-Fifteen (1:15)	4,140,987	309,826	95,549,187
One-For-Twenty (1:20)	3,105,740	232,370	96,661,890
One-For-Thirty (1:30)	2,070,493	154,913	97,774,593
One-For-Forty (1:40)	1,552,870	116,185	98,330,945
One-For-Fifty (1:50)	1,242,296	92,948	98,664,756

The Company has no present plans, proposals or arrangements to issue the additional authorized shares of its common stock at this time, other than shares reserved for issuance in connection with 52,000 outstanding stock options, rights to acquire up to 4,595,397 Earnout Shares in connection with the GameLink companies acquisition and, subject to shareholder approval, 6,200,000 shares available for issuance under the

2009 Equity Incentive Plan. However, the Board of Directors does not intend to seek shareholder approval of any future issuances of authorized common stock unless required by the laws of Nevada, the Company’s state of incorporation, or listing requirements of NASDAQ or other applicable exchange.

Required Vote for the Reverse Stock Split Proposal

The affirmative vote of a majority of the outstanding shares of common stock on the record date, voting in person or represented by proxy, is required for approval. Shares of common stock voted to abstain and shares of common stock subject to broker “non-votes” have the practical effect of being votes against the matter.

Effects of the Reverse Stock Split Proposal

General

If the reverse stock split proposal is approved and implemented, the principal effect will be to proportionately decrease the number of outstanding shares of our common stock based on the reverse stock split ratio selected by our Board of Directors. Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, or the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act or the listing of our common stock on the NASDAQ Global Market. Following the reverse stock split, we expect that our common stock will continue to be listed on the NASDAQ Global Market under the symbol “PRVT”.

Proportionate voting rights and other rights of the holders of our common stock will not be affected by the reverse stock split, other than as a result of the treatment of fractional shares by rounding them up to the nearest whole share, as described below. For example, a holder of 5% of the voting power of the outstanding shares of our common stock immediately prior to the effectiveness of the reverse stock split will generally continue to hold 5% of the voting power of the outstanding shares of our common stock after the reverse stock split. The number of shareholders of record will not be affected by the reverse stock split. If approved and implemented, the reverse stock split may result in some shareholders owning “odd lots” of less than 100 shares of our common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares. Our Board of Directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

Effectiveness of Reverse Stock Split

The reverse stock split proposal, if approved by our shareholders, would become effective upon the filing and effectiveness (the “Effective Time”) of a Certificate of Amendment to our Restated Articles of Incorporation with the Secretary of State of the State of Nevada. If the Amendment is not effective by December 31, 2010, the authority of the Board of Directors to effect the reverse stock split will expire. However, the exact timing of the filing and effectiveness of the amendment will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to our Company and our shareholders. In addition, our Board of Directors reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to elect not to proceed with the reverse stock split proposal if, at any time prior to filing the Certificate of Amendment, our Board of Directors, in its sole discretion, determines that it is not in our Company’s best interests and the best interests of our shareholders to proceed with the implementation of the reverse stock split proposal.

Effect on Authorized but Unissued Shares

As set forth above, the reverse stock split proposal will increase the number of authorized shares of common stock available for future issuance. The Company has no present plans, proposals or arrangements to issue the additional authorized shares of its common stock at this time, other than shares reserved for issuance in connection with 52,000 outstanding stock options, rights to acquire up to 4,595,397 Earnout Shares in connection with the GameLink companies acquisition and, subject to shareholder approval, 6,200,000 shares available for issuance under the 2009 Equity Incentive Plan. The Board of Directors does not intend to seek shareholder approval of any future issuances of authorized common stock unless required by the laws of Nevada, the Company’s state of incorporation, or listing requirements of NASDAQ or other applicable exchange.

Potential Anti-Takeover Effect

Although the reverse stock split proposal is not intended to have any anti-takeover effect, the Company’s shareholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Company’s Board of Directors more difficult or time consuming, and that the availability of additional authorized and unissued shares might make it more difficult to remove management. Although the Board of Directors currently has no intention of doing so, shares of common stock could be issued by the Board of Directors to dilute the percentage of common stock owned by a significant shareholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board of Directors or to meet the voting requirements imposed by applicable law with respect to a merger or other business combinations involving the Company.

As described under “Proposal No. 1 - Certain Transactions,” the Company and one of its shareholders has entered into an agreement regarding the composition of the Company’s Board of Directors. This agreement could limit any efforts to effect a takeover or otherwise gain control of the Company or the Company’s Board of Directors.

Effect on Stock Options, Stock Option Plans and Rights

If the reverse stock split proposal is effected and the shareholders vote to approve the 2009 Equity Incentive Plan, the number of shares of common stock reserved for issuance under the Company’s 2009 Incentive Equity Plan will be reduced proportionately based upon the reverse split ratio selected by the Board of Directors. In addition, the number of shares issuable upon exercise of outstanding options will be decreased proportionately and the exercise price for such options will be increased proportionately based upon the reverse split ratio selected by the Board of Directors. Moreover, if the reverse stock split is effected, the number of Earnout Shares issuable will be reduced in proportion to the reverse split ratio.

Effect on Par Value

The reverse stock split will not affect the par value of our common stock, which will remain at $0.001, or the par value of our preferred stock, which will remain at $0.001.

Reduction in Stated Capital

As a result of the reverse stock split, upon the Effective Time the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the reverse stock split. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, will be credited with the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain substantially unchanged.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Exchange of Stock Certificates

If the reverse stock split proposal is effected, shareholders holding certificated shares (i.e. shares represented by one or more physical stock certificates) will be required to exchange their existing certificates (“Old Certificate(s)”) for new certificate(s) representing the appropriate number of shares of our common stock resulting from the reverse stock split (“New Certificates”). Shareholders of record upon the effective time of the reverse stock split proposal will be furnished the necessary materials and instructions for the surrender and exchange of their Old Certificate(s) at the appropriate time by our transfer agent. Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time, our transfer agent will send a transmittal letter to each shareholder advising such holder of the procedure for surrendering Old Certificate(s) in exchange for New Certificate(s).

YOU SHOULD NOT SEND YOUR OLD CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Certificate(s), together with a properly completed and duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Certificate(s) had been issued a New Certificate registered in the name of such person.

Until surrendered as contemplated herein, a shareholder’s Old Certificate(s) shall be deemed at and after the Effective Time to represent the number of full shares of our common stock resulting from the reverse stock split. Until shareholders have returned their properly completed and duly executed transmittal letter and surrendered their Old Certificate(s) for exchange, shareholders will not be entitled to receive any other distributions, if any, that may be declared and payable to holders of record following the reverse stock split.

Any shareholder whose Old Certificate(s) have been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Certificate, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate(s) are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” with respect to those shares. Your broker or other nominee is considered, with respect to those shares, the shareholder of record. Shareholders holding common stock in street name should contact their bank, broker or nominee regarding the treatment of their shares.

Fractional Shares

No fractional shares will be issued in connection with the reverse stock split. In the event that the number of shares of post-split common stock for any shareholder includes a fraction, such fractional shares will be rounded up to the whole share. Ownership percentages are not expected to change meaningfully as a result of rounding up fractional shares that result from the exchange. Similarly, no fractional shares will be issued on the exercise of outstanding options or rights, except as otherwise expressly specified in the documents governing such options or rights.

No Appraisal Rights

Under the Nevada Corporation Law, our shareholders are not entitled to dissenter’s rights or appraisal rights with respect to the reverse stock split described in this Proposal No. 3, and we will not independently provide our shareholders with any such rights.

New CUSIP Number

If the reverse stock split is implemented, a new CUSIP number will be issued for the new common stock and the CUSIP for the underlying common stock will be suspended. We will obtain a new CUSIP number upon submitting notice of shareholder approval of the reverse stock split. Accordingly, your new stock certificates representing the post-reverse stock split shares will bear a new CUSIP number.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares of common stock were, and the post-reverse stock split shares of common stock will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder. Each shareholder is urged to consult with such shareholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a shareholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a shareholder upon such shareholder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH SHAREHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Our Board of Directors recommends that you vote FOR the amendment of our restated articles of incorporation to effect a reverse stock split of our common stock at a reverse split ratio of between 1 for

2 and 1 for 50, as will be selected by our Board of Directors prior to the time of filing such certificate of amendment with the Nevada Secretary of State.

PROPOSAL NO. 4

APPROVAL OF 2009 EQUITY INCENTIVE PLAN

This summary of the proposed 2009 Equity Incentive Plan (the “2009 EIP”) is qualified in its entirety by reference to the full text of the 2009 EIP which is included as Appendix “B” to this Proxy Statement.

In October 2009, our Board adopted, subject to shareholder approval, the 2009 EIP. Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. The 1999 Employee Stock Option Plan (“the 1999 Plan”), which allowed the Company to grant options to purchase common stock to designated employees, executive officers, directors, consultants, and advisors, expired by its terms on March 1, 2009. Accordingly, no new options are available for future grants under the 1999 Plan. Immediately prior to the 1999 Plan’s expiration, 2,971,294 of the 7,200,000 option shares remained available for grant. Our Board believes it is in the best interests of the Company to continue to have an equity plan available, and to have the flexibility to issue other types of stock based awards as is provided under the 2009 EIP.

Under the 2009 EIP, we may issue up to 6,200,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2009 EIP. Shares pursuant to awards that have expired or are forfeited will be returned to the 2009 EIP. Following shareholder approval of the 2009 EIP, we may grant options and may issue restricted stock, unrestricted stock and other equity-based awards under the 2009 EIP to employees, directors and consultants.

Description of the 2009 EIP

The following is a brief summary of the 2009 EIP.

Types of Awards

The 2009 EIP provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock, unrestricted stock and other equity-based awards, such as stock appreciation rights, phantom stock awards, and restricted units, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options. For each option granted under the 2009 EIP, our Board will determine the number of shares of our common stock covered by the option, the exercise price (which may not be less than 100% of fair market value of the share subject thereto at the time of grant), the duration (which may not exceed ten years), and the conditions and limitations applicable to the exercise of the option and the common stock issued thereunder, including vesting provisions, repurchase provisions and restrictions relating to applicable securities laws. Option grants intended by the Board to qualify as incentive stock options shall be subject to and construed consistently with the requirements of Section 422 of the Internal Revenue Code of 1986 (the “Code”). The 2009 EIP permits the following forms of payment of the exercise price of options: (i) cash, check or wire transfer of funds; (ii) shares of common stock owned by the participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iii) “cashless exercise” or “net issuance”; and (iv) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

The Board may, without shareholder approval, (i) amend any outstanding option granted under the 2009 EIP to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option and (ii) cancel any outstanding option under the 2009 EIP and grant in substitution therefor new options covering the same or a different number of shares of our common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. No option granted under the 2009 EIP shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Stock Awards and Restricted Stock Awards. The Board will determine the terms and conditions of any stock award granted under the 2009 EIP entitling recipients to acquire shares of our common stock. The Board may provide that a stock award is subject to forfeiture should the conditions in the applicable award not be satisfied before the end of the applicable restriction period.

Other Stock-Based Awards. The Board will have the right to grant other awards based on or with reference to our common stock or its trading price having such terms or conditions as the Board may determine.

Transferability of Awards

Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the participant, shall be exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries are eligible to receive Awards under the 2009 EIP. Incentive stock options may only be granted to employees of the Company and its subsidiaries.

The granting of Awards under the 2009 EIP is discretionary, and the individuals who may become participants and receive Awards under the 2009 EIP, and the number of shares they may acquire, are not determinable. The Company had 141 employees on October 8, 2009 and four non-employee directors, all of whom are eligible to receive Awards under the 2009 EIP. No Awards have been made under the 2009 EIP to date. On October 8, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $0.65 per share.

Administration

The 2009 EIP will be administered by our Board. The Board has the authority to grant and amend Awards, to adopt, amend and repeal the rules relating to the 2009 EIP, and to interpret and correct the provisions of the 2009 EIP and any Award. Our Board may delegate authority under the 2009 EIP to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee of the Board to administer the 2009 EIP. To the extent permitted by law, the Board may delegate to an officer the power to grant Awards, provided that only the Board may grant Awards to any executive officer of the Company.

The Board is required to make appropriate adjustments in connection with the 2009 EIP and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. Our Board may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, even if such acceleration may cause adverse tax consequences under Sections 280G, 4999, 422, or other sections of the Code.

The 2009 EIP also contains provisions addressing the consequences of any acquisition of the Company. In connection with an acquisition of the Company, by merger, sale of all or substantially all the assets or capital stock of the Company, or any other change in control or acquisition of the Company, as determined by the Board, the Board shall make appropriate provision for any outstanding Awards on the same basis or on different basis as our Board determines for:

•	continuation of the Awards by the Company;

•	assumption or substitution of Awards by the acquirer or surviving entity;

•	upon written notice, termination of all unexercised Awards unless the vested portion is exercised within a specified period following the date of such notice;

•

a cash payment to the holder of an unexercised Award equal to the difference between the fair market value of the Award and its exercise price, if applicable, or the vested portion thereof, including any vesting that may be accelerated; or

•	any combination of the foregoing.

Substitute Options

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board may grant Awards in substitution for any stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards shall be granted under the 2009 EIP on such terms as our Board deems appropriate and, except as required under Section 422 and related provisions of the Code, substitute options shall not count against the overall share limit under the 2009 EIP.

Provisions for Foreign Participants

The Board may modify Awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2009 EIP to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

The Board may at any time amend, suspend or terminate the 2009 EIP, subject to shareholder approval under any applicable legal, regulatory or listing requirement, or any outstanding Award, provided that the consent of the participant shall be required if such action would materially and adversely affect the participant. No Award may be made under the 2009 EIP after the ten-year anniversary of its adoption, but Awards previously granted may extend beyond that date.

If shareholders do not approve the adoption of the 2009 EIP, it will not go into effect, and we will not grant any Awards under the 2009 EIP.

Dividends and Cash Awards

The Board may issue an Award that provides the participant with dividends or dividend equivalents or cash payments in lieu of or in addition to an Award.

New Plan Benefits Under the 2009 EIP

Because Awards under the 2009 EIP will be granted at the discretion of the Board (or a committee thereof or an officer, as applicable), the type, number, recipients, and other terms of such Awards cannot be determined at this time. Recent practices with respect to stock-based compensation under the 1999 Plan is presented elsewhere in this Proxy Statement and in our financial statements for the year ended December 31, 2008. The adoption of the 2009 EIP would not restrict us from adopting other plans providing for grants of equity-based compensation or cash-based incentive awards in the future.

Federal Income Tax Consequences Related to the 2009 EIP

This summary of the United States federal income tax consequences to the Company and recipients of Awards granted under the 2009 EIP is based on the federal tax laws in effect as of the date of this Proxy Statement. This summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. This summary is very general and changes to these laws, or administrative or judicial interpretations of them, could alter the tax consequences described below. Additionally, this discussion does not address state or local tax, federal employment tax, or other federal tax consequences that may be associated with the 2009 EIP. Award recipients should consult their own tax advisors about how these rules affect their own particular tax situation.

Incentive Stock Options

A participant generally will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may, however, subject the participant to the alternative minimum tax. The Company will not be entitled to a deduction as a result of the grant or exercise of an incentive stock option.

If the shares received pursuant to the exercise of an incentive stock option are disposed of within two years from the date of grant or within one year from the date of exercise, the participant will recognize ordinary income equal to the excess of the sale price over the price paid for the shares. The Company will be entitled to a deduction for the same amount. If the shares received pursuant to the exercise of an incentive stock option are disposed of more than two years from the date or grant and more than one year after the option was exercised, then the participant will recognize long-term capital gain or long-term capital loss on the spread. The Company will not be entitled to a deduction as a result of the disposition.

Nonstatutory Stock Options

A participant generally will not recognize taxable income upon the grant of a nonstatutory stock option. A participant will recognize ordinary income upon the exercise of a nonstatutory stock option equal to the excess of the then fair market value of the stock over the exercise price. The participant’s basis for determining gain or loss upon the subsequent disposition of such shares acquired upon exercise will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of the option. Upon disposition, the difference between the sale price and the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year upon disposition.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company may be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Restricted Stock Awards

A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election is made pursuant to Section 83(b) of the Code, a participant will recognize ordinary income at grant equal to the excess of the then fair market value of the stock over the purchase price. If the participant does not make a Section 83(b) election, the participant will not recognize income until the stock vests, at which point the participant will recognize ordinary income equal to the excess of the fair market value of the stock on the vesting date over the purchase price. The participant’s basis for determining gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the 2009 EIP, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares. The Company may be entitled to a deduction in the year in which ordinary income is recognized by the participant.

Other Stock-Based Awards

The tax consequences associated with other stock-based Awards granted under the 2009 EIP will vary depending on the type of Award and its specific terms. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

Compensation paid to certain “covered employees” of public companies that exceeds $1 million is not deductible under Section 162(m) of the Code unless certain conditions are met, including whether the compensation qualifies as “performance-based compensation.” Thus, any deductions available to the Company for grants under the 2009 EIP will be subject to the limitations of Section 162(m) of the Code.

Vote Required

To approve Proposal No. 4, shareholders holding a majority of the total votes cast at the 2009 Annual Meeting must vote FOR Proposal No. 4.

Our Board of Directors recommends a vote FOR Proposal No. 4.

PROPOSAL NO. 5

RATIFY THE APPOINTMENT OF BDO AUDIBERIA AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009

Our Audit Committee has selected BDO Audiberia as our independent registered public accounting firm (sometimes also referred to as our independent auditors) for the fiscal year ending December 31, 2009. Although shareholder approval of the selection of BDO Audiberia is not required by law, our Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this selection.

If shareholders do not approve this proposal at the Annual Meeting, the Audit Committee will reconsider their selection of BDO Audiberia. If shareholders do ratify this appointment, the Audit Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company and its shareholders.

The Audit Committee has approved all services provided to the Company by BDO Audiberia during 2008. Representatives of BDO Audiberia are not expected to be present at the Annual Meeting.

Independent Auditors’ Fees

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2007 and December 31, 2008, by BDO Audiberia, the Company’s independent auditors.

	Years Ended December 31,
	2007	2008
Audit Fees	$170,000	$130,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

TOTAL	$170,000	$130,000

Fees for audit services in 2007 and 2008 included fees associated with the annual audit and reviews of the Company’s quarterly reports. All fees described above were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent auditors. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2007 and 2008, all services provided by BDO Audiberia were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

To approve Proposal No. 5 shareholders holding a majority of the Company’s common stock present or represented by proxy at the Annual Meeting and voting on the matter must vote FOR Proposal No. 5.

The Board of Directors recommends a vote FOR Proposal No. 5.

AUDIT COMMITTEE REPORT

The Company maintains an Audit Committee (the “Audit Committee”), consisting entirely of outside Directors who are not employees or former employees of the Company and are independent under applicable NASDAQ and SEC regulations. The Audit Committee has, in the course of its duties, reviewed and discussed with management the audited financial statements, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee has also received the appropriate auditors disclosures regarding the auditors’ independence as required by Independence Standards Board Standard No. 1 and discussed with them its independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K as filed with the Commission for fiscal 2008.

Audit Committee Members

Daniel Sánchez, Johan G. Carlberg and Lluis Torralba

MISCELLANEOUS

Independent Certified Public Accountants

BDO Audiberia has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2008, and has been selected to serve as the Company’s independent auditors for the fiscal year ending December 31, 2009. A representative of BDO Audiberia is not expected to be present at the 2009 Annual Meeting.

Shareholder Proposals

Shareholder proposals complying with the applicable rules under the Securities Exchange Act of 1934 intended to be presented at the 2009 Annual Meeting of Shareholders must be received at the offices of the Company by July 15, 2010, to be considered by the Company for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Such proposals should be directed to the attention of the Corporate Secretary, Private Media Group, Inc., Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain. SEC rules provide that if the date of our 2010 Annual Meeting is advanced or delayed more than 30 days from the date of the 2009 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2010 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2010 Annual Meeting. Upon determination by Private that the date of the 2010 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2009 Annual Meeting, we will disclose that change in the earliest possible Quarterly Report on Form 10-Q or as otherwise permitted by the SEC rules.

Shareholders wishing to submit proposals, including director nominations, that are not to be included in such proxy materials must notify the Corporate Secretary of the Company in writing at the previously mentioned address of the Company not less than 45 or more than 75 days prior to the first anniversary (the “Anniversary”) of the date on which the Company first mailed its proxy materials for this year’s annual meeting. If the date of next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, notice by the shareholder must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Shareholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations.

Incorporation by Reference

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that we later file with the SEC will automatically update and supersede previously filed information, including information contained in this document. We incorporate by reference our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission on April 15, 2009, copies of which are being delivered to you with this Proxy Statement.

Additional Information

A copy of our Annual Report on Form 10-K for the year ended December 31, 2008, which has been filed with the SEC pursuant to the Exchange Act, and is being furnished to you along with this Proxy Statement is available at www.        .com. Additional copies of this Proxy Statement, Annual Report, as well as copies of any Quarterly Report on Form 10-Q or Current Reports on Form 8-K may be obtained without charge upon written request to the Corporate Secretary, Private Media Group, Inc., Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain., or on the SEC’s Internet website at www.sec.gov.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report may have been sent to multiple shareholders in your household. We will promptly provide a separate copy of either document to you if you contact us c/o Corporate Secretary, Private Media Group, Inc., Calle de la Marina 16-18, Floor 18, Suite D, 08005 Barcelona, Spain. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Other Matters

Neither the Company nor any of the persons named as proxies knows of matters other than those above stated to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named as proxies to vote in accordance with their judgment on such matters, subject to direction by the Board of Directors.

APPENDIX “A”

CERTIFICATE OF AMENDMENT

TO ARTICLES OF INCORPORATION FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation: Private Media Group, Inc.

2. The articles have been amended as follows:

Article IV is hereby amended by adding the following as the last paragraph of Article IV:

“Effective on                                                  , 2010 (the “Effective Time”), pursuant to the requirements of NRS 78.2055, each                          (            ) shares of Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be recombined, reclassified and changed into one (1) share of the corporation’s Common Stock, par value $0.001 per share (the “New Common Stock”), with any fractional interest being rounded up to the nearest whole share. Each holder of a certificate or certificates that, immediately prior to the Effective Time, represented shares of Old Common Stock (“Old Certificate”) shall be entitled to receive, upon surrender of the Old Certificate to the corporation’s transfer agent for cancellation, a certificate representing the number of whole shares of New Common Stock, calculated in the manner set forth hereinabove.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

4. Effective date of filing:                                                                                  , 2010

5. Signature:

Signature of Officer

APPENDIX “B”

PRIVATE MEDIA GROUP, INC.

2009 EQUITY INCENTIVE PLAN

1.	Purpose and Eligibility

The purpose of this 2009 Equity Incentive Plan (the “Plan”) of Private Media Group, Inc., a Nevada corporation (the “Company”), is to provide stock options and other equity interests in the Company (each an “Award”) to employees, officers, directors, consultants and advisors of the Company and its Subsidiaries, all of whom are eligible to receive Awards under the Plan, other than a person who has irrevocably elected not to be eligible. Any person to whom an Award has been granted under the Plan is called a “Participant.” Additional definitions are contained in Section 8.

2.	Administration

a. Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board, in its sole discretion, shall have the authority to grant and amend Awards, to adopt, amend and repeal rules relating to the Plan and to interpret and correct the provisions of the Plan and any Award. All decisions by the Board shall be final and binding on all interested persons. Neither the Company nor any member of the Board shall be liable for any action or determination relating to the Plan or any Award.

b. Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean any such other Committee or the Board, as applicable. Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” as defined in the applicable NASDAQ Marketplace Rules.

c. Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future parent or subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

3.	Stock Available for Awards

a. Number of Shares. Subject to adjustment under Section 3(b), the aggregate number of shares of Common Stock of the Company (the “Common Stock”) that may be issued pursuant to the Plan is Six Million Two Hundred Thousand (6,200,000) shares. If any Award expires, or is terminated, surrendered or forfeited, in whole or in part, the unissued Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. If shares of Common Stock issued pursuant to the Plan are repurchased by, or are surrendered or forfeited to, the Company at no more than the original purchase price thereof, such shares of Common Stock shall again be available for the grant of Awards under the Plan. The Board may adopt such share counting rules as it deems appropriate, provided that such rules are not inconsistent with the Plan.

b. Adjustment to Common Stock. In the event of any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up, or other similar change in capitalization or event, (i) the number and class of securities available for Awards under the Plan, (ii) the number and class of securities, vesting schedule and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to repurchase, and

(iv) the terms of each other outstanding Award shall be adjusted by the Board (or substituted Awards may be made) to avoid an unfair result. If Section 7(e)(i) applies for any event, this Section 3(b) shall not be applicable.

4.	Stock Options

a. General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option and the Common Stock issued upon the exercise of each Option, including vesting provisions, repurchase provisions and restrictions relating to applicable federal or state securities laws, as it considers advisable.

b. Incentive Stock Options. An Option that the Board intends to be an “incentive stock option,” as defined in Section 422 of the Code (an “Incentive Stock Option”), shall be granted only to employees of the Company and any other entity the employees of which are entitled to receive Incentive Stock Options under the Code. All Incentive Stock Options that are granted pursuant to the Plan shall be subject to, and shall be construed consistently with, the requirements of Section 422 of the Code. The Board and the Company shall have no liability if an Option or any part thereof that is intended to be an Incentive Stock Option does not qualify as such. An Option or any part thereof that does not qualify as an Incentive Stock Option is referred to herein as a “Nonstatutory Stock Option.”

c. Exercise Price. The Board shall establish the exercise price (or determine the method by which the exercise price shall be determined) at the time each Option is granted and specify such exercise price in the applicable option agreement, provided, however, that the exercise price shall be not less than 100% of the fair market value of the shares subject thereto at the time of grant, as determined by the Board.

d. Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

e. Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person, or any other form of notice approved by the Board, together with payment in full as specified in Section 4(f) for the number of shares for which the Option is exercised.

f. Payment Upon Exercise. No shares shall be delivered pursuant to any exercise of an Option until the Company receives payment in full of the option exercise price in the manner provided in the applicable option agreement. Methods of payment may include any of the following or any combination thereof or any other form of lawful consideration: (i) cash, check or wire transfer of funds; (ii) shares of Common Stock owned by the Participant valued at fair market value (as determined by the Board or as determined pursuant to the applicable option agreement); (iii) so-called “cashless exercise” or “net issuance”; and (v) arrangements with a broker or other financial institution for the prompt payment of the exercise price to the Company.

g. Repricing. The Board may, without shareholder approval, amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option. The Board may also, without shareholder approval, cancel any outstanding Option and grant in substitution therefor new Options covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

h. No Reload Rights. No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

5.	Stock Awards

a. Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock for any lawful consideration (a “Stock Award”). The Board may, but need not, provide that such Stock Award shall be subject to forfeiture to the Company in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (a “Restricted Stock Award”).

b. Terms and Conditions. The Board shall determine the terms and conditions of any such Stock Award. In the case of a Restricted Stock Award, any stock certificates issued in respect thereof shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). After the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or, if the Participant has died, to the beneficiary designated by a Participant, in a manner determined by the Board, to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

6.	Other Stock-Based Awards

The Board shall have the right to grant other Awards based upon or with reference to the Common Stock or the trading price thereof and having such terms and conditions as the Board may determine, including, without limitation, the grant or sale of shares of stock based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights, phantom stock awards or stock units, which may be settled in cash or stock.

7.	General Provisions Applicable to Awards

a. Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

b. Documentation. Each Award shall be evidenced by an instrument in such form as the Board shall determine or as executed by an officer of the Company pursuant to authority delegated by the Board. Each Award may contain terms and conditions in addition to those set forth in the Plan, provided that such terms and conditions do not contravene the provisions of the Plan. If a person to whom an Award has been granted fails to execute and deliver to the Company within the time specified by the Company the form of Award instrument specified by the Company, such Award shall be voidable by the Company at its election, with or without notice to such person.

c. Board Discretion. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

d. Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

e. Acquisition of the Company.

(i) Consequences of an Acquisition. In connection with an Acquisition (as defined below), the Board or the board of directors of the surviving or acquiring entity (as used in this Section 7(e)(i), also the “Board”) shall as to outstanding Awards (on the same basis or on different bases as the Board shall specify) make appropriate provision for the continuation of such Awards by the Company or the assumption of, or substitution for, such Awards by the surviving or acquiring entity and by substituting on an equitable basis for the shares then subject to such Awards either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or acquiring corporation or (c) such other securities or other consideration as the Board deems appropriate, the fair market value of which (as determined by the Board in its sole discretion) shall not materially differ from the fair market value of the shares of Common Stock subject to such Awards immediately preceding the Acquisition. In addition to, in lieu of, or in combination with the foregoing, with respect to unexercised Options or other unexercised Awards, the Board may, on the same basis or on different bases as the Board shall specify, upon written notice to the affected Participants, provide that one or more such Options or Awards (or the vested portion thereof) must be exercised, in whole or in part, within a specified number of days of the date of such notice, at the end of which period such unexercised Options or unexercised Awards (or the vested portion thereof) shall terminate in their entirety, and/or provide that one or more unexercised Options or unexercised Awards (or the vested portion thereof), in whole or in part, shall be terminated in their entirety in exchange for a cash payment equal to the fair market value (as determined by the Board in its sole discretion) for the shares subject to such unexercised Options or unexercised Awards (or the vested portion thereof) minus the exercise price thereof, if applicable. Unless otherwise determined by the Board (on the same basis or on different bases as the Board shall specify), any repurchase rights, vesting provisions or other rights of the Company that relate to an Option or other Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Option or other Award pursuant to this paragraph. The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

(ii) Acquisition Defined. An “Acquisition” shall mean: (x) the sale of the Company by merger in which the shareholders of the Company in their capacity as such no longer own a majority of the outstanding equity securities of the Company (or its successor); or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction) or (z) any other change of control or acquisition of the business of the Company, as determined by the Board.

(iii) Assumption of Options Upon Certain Events. In connection with a merger or consolidation of an entity with the Company or a Subsidiary or the acquisition by the Company of property or stock of an entity, the Board may grant Awards under the Plan in substitution for stock and stock-based awards issued by such entity or an affiliate thereof. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained elsewhere herein. Substitute Options shall not count against the overall share limit set forth in Section 3(a), except as may be required by reason of Section 422 and related provisions of the Code.

f. Withholding. Each Participant shall pay to the Company, or make provisions satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part by transferring shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (as determined by the

Board or as determined pursuant to the applicable Award). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant. The Board may impose such restrictions in connection therewith as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

g. Amendment of Awards. The Board may amend, modify or terminate any outstanding Award under certain circumstances including, but not limited to, if the Board determines that the provisions of the Plan or any Award are in contravention of any law or regulation of any governmental entity or self-regulatory organization with jurisdiction over the Company, or would have material adverse effects on the taxation of the Company or the Participant. In connection therewith, the Board may substitute for any such Award another Award of the same or a different type, change the date of exercise or realization, convert an Incentive Stock Option to a Nonstatutory Stock Option or effect any other modification or amendment, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

h. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

i. Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of some or all restrictions, or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may (i) cause the application of Sections 280G and 4999 of the Code if a change in ownership or control of the Company occurs, or (ii) disqualify all or part of the Option as an Incentive Stock Option. In the event of the acceleration of the exercisability of one or more outstanding Options, including pursuant to subparagraph (e)(i), the Board may provide, as a condition of full exercisability of any or all such Options, that the Common Stock or other substituted consideration, including cash, as to which exercisability has been accelerated shall be restricted and subject to forfeiture back to the Company at the option of the Company at the cost thereof upon termination of employment or other relationship, with the timing and other terms of the vesting of such restricted stock or other consideration being equivalent to the timing and other terms of the superseded exercise schedule of the related Option.

j. Settlement. The Board shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property.

k. Use for Settlement or Compensation. Awards may be made available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled.

8.	Miscellaneous

a. Definitions.

(i) “Company,” for purposes of eligibility under the Plan, shall include any present or future subsidiary corporations of Private Media Group, Inc., as defined in Section 424(f) of the Code (a “Subsidiary”), and any future parent corporation of Private Media Group, Inc., as defined in Section 424(e) of the Code. For purposes of Awards other than Incentive Stock Options, the term “Company” shall include any other business venture in which the Company has a direct or indirect significant interest, as determined by the Board in its sole discretion.

(ii) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(iii) “employee,” for purposes of eligibility under the Plan (but not for purposes of Section 4(b)), shall include a person to whom an offer of employment has been extended by the Company.

b. No Right to Employment, Service on the Board or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment, service on the Board or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan.

c. No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder thereof.

d. Effect on Other Benefit Plans. Unless specifically provided otherwise in an applicable Award, the amount of any compensation deemed to be received by a Participant as a result of the receipt or exercise of an Award will not constitute “earnings” with respect to which any other benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

e. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement. Without limiting the generality of the foregoing, the Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

f. Effective Date and Term of Plan. The Plan shall become effective on the date on which it is approved by the Company’s shareholders. No Awards shall be granted under the Plan after the completion of ten years from the date on which the Plan was approved by the Company’s shareholders, but Awards previously granted may extend beyond that date.

g. Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any required shareholder approval under any applicable legal, regulatory or listing requirement.

h. Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of Nevada, without regard to any applicable conflicts of law.

END OF PLAN

PRIVATE MEDIA GROUP, INC. c/o Interwest Transfer Company 1981 Murray Holladay Rd., Suite 100 Salt Lake City, UT 84117	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

PRIVATE MEDIA GROUP, INC.
The Board of Directors recommends that you vote FOR the following:
1.	ELECTION OF DIRECTORS						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
	01) Berth H. Milton	04) Johan G. Carlberg
	02) Bo Rodebrandt	05) Daniel Sanchez
	03) Lluis Torralba	06) Ilan Bunimovitz					☐	☐	☐
	The Board of Directors recommends that you vote FOR the following:									For	Against	Abstain

2.	APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN CONNECTION WITH THE ACQUISITION OF THE GAMELINK COMPANIES.									☐	☐	☐

3.	APPROVAL OF THE AMENDMENT OF OUR RESTATED ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF BETWEEN 1 FOR 2 AND 1 FOR 50 AT ANY TIME PRIOR TO DECEMBER 31, 2010.									☐	☐	☐

4.	APPROVAL OF 2009 EQUITY INCENTIVE PLAN.									☐	☐	☐

5.	RATIFY THE APPOINTMENT OF BDO AUDIBERIA AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.									☐	☐	☐

For address changes and/or comments, mark here. (see reverse for instructions)				Yes	No	☐	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.
Please indicate if you plan to attend this meeting.				☐	☐

	Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)			Date

PRIVATE MEDIA GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON

DECEMBER 16, 2009 10:00 AM

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Berth H. Milton and Johan Gillborg, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of PRIVATE MEDIA GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., Central European Time, on December 16, 2009, at Calle de la Marina 16-18, 08005 Barcelona, Spain, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side